SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2003

                          MEDSOURCE TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


       Delaware                        000-49702                52-2094496
       --------                        ---------                ----------
(State or Other Jurisdiction      (Commission File No.)       (IRS Employer
       of Incorporation)                                     Identification No.)

110 Cheshire Lane, Suite 100, Minneapolis, MN              55305
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(Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code (952) 807-1234




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Item 5.    Other Events and Regulation FD Disclosure.
           -----------------------------------------

           On August 12, 2003, pursuant to a Rights Agreement (the "Rights Agreement") between MedSource Technologies, Inc. (the "Company") and Wachovia Bank, National Association, as Rights Agent (the "Rights Agent"), the Company's Board of Directors declared a dividend of one right (a "Right") to purchase one one-thousandth share of the Company's Series G Participating Preferred Stock ("Series G Preferred Stock") for each outstanding share of the Company's common stock, par value $0.01 per share ("Common Stock"). The dividend is payable on Friday, August 29, 2003 (the "Record Date") to shareholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series G Preferred Stock at an exercise price of $40.00 (the "Purchase Price"), subject to adjustment.

           The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to this Registration Statement and is incorporated herein by reference.

RIGHTS EVIDENCED BY COMMON STOCK CERTIFICATES

           The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to shareholders and the Rights will attach to and trade only together with the Common Stock. Accordingly, certificates representing shares of Common Stock outstanding on the Record Date will evidence the Rights associate with such shares of Common Stock, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates representing shares of Common Stock outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

DISTRIBUTION DATE

           The Rights will be separate from the Common Stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth business day after a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock then outstanding (or, if the date of such public announcement is prior to the Record Date, the Record Date), or (b) the tenth business day (or such later date as may be determined by the Company's Board of Directors prior to the time any person shall become an Acquiring Person) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's then outstanding Common Stock. The earlier of such dates is referred to as the "Distribution Date."

ISSUANCE OF RIGHTS CERTIFICATES; EXPIRATION OF RIGHTS

           As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) August 29, 2013, (the "Final Expiration Date"), or
(ii) redemption or exchange of the Rights as described below.

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INITIAL EXERCISE OF THE RIGHTS

           Following the Distribution Date, and until the redemption or exchange described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series G Preferred Stock. In the event that the Company does not have sufficient Series G Preferred Stock available for all Rights to be exercised, or the Board of Directors decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series G Preferred for which the Rights would have been exercisable under this provision or as described below.

RIGHT TO BUY COMPANY COMMON STOCK

           Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company's then outstanding shares of Common Stock, each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of Common Stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

RIGHT TO BUY ACQUIRING COMPANY STOCK

           Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains 15% or more of the Company's then outstanding shares of Common Stock, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

REDEMPTION

           At any time on or prior to the close of business on the earlier of
(i) the fifth day following the attainment of 15% or more of the then outstanding shares of Common Stock by an Acquiring Person (or such later date as may be determined by action of the Company's Board of Directors and publicly announced by the Company), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

EXCHANGE PROVISION

           At any time after an Acquiring Person obtains 15% or more of the then outstanding shares of Common Stock and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of Common Stock per Right.

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ADJUSTMENTS TO PREVENT DILUTION

           The Purchase Price payable, the number of Rights, and the number of shares of Series G Preferred Stock or Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

CASH PAID INSTEAD OF ISSUING FRACTIONAL SHARES

           No fractional shares of Common Stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

NO STOCKHOLDERS' RIGHTS PRIOR TO EXERCISE

           Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

AMENDMENT OF RIGHTS AGREEMENT

           The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities, correct or supplement inconsistent provisions in the Rights Agreement, shorten or lengthen any period of time in the Rights Agreement or make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

RIGHTS AND PREFERENCES OF THE SERIES G PREFERRED STOCK

           Each one-thousandth of a share of Series G Preferred Stock has rights and preferences substantially equivalent to those of one share of Common Stock.

NO VOTING RIGHTS

           Rights will not have any voting rights.

CERTAIN ANTI-TAKEOVER EFFECTS

           The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a company's board of directors and its stockholders of any real opportunity to determine the destiny of such company. The Rights have been declared by the Board of Directors in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics often unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

           The Rights are not intended to prevent a takeover of the Company. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

           However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

           Issuance of the Rights does not weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy raised by takeover measures.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits.
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           (c) Exhibits.

EXHIBIT NO.
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4.1        Rights Agreement dated as of August 12, 2003 between the Company and
           Wachovia Bank, National Association, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

99.1       Press Release of MedSource Technologies, Inc. issued August 19, 2003

                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 19, 2003

                                         MEDSOURCE TECHNOLOGIES, INC.


                                         By:  /s/ William J. Kullback
                                            ------------------------------------
                                              William J. Kullback
                                              Senior Vice President - Finance
                                               and Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.         DESCRIPTION                                        PAGE NO.
-----------         -----------                                        --------

     4.1 Rights Agreement dated as of August 12, 2003 between the Company and Wachovia Bank, National Association, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

     99.1           Press Release of MedSource Technologies, Inc.
                    issued August 19, 2003